Exhibit 8 (p)(iv)

FOURTH AMENDMENT TO

PARTICIPATION AGREEMENT

This Fourth Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”) and Jefferson National Life Insurance Company (the “Company”).

WHEREAS, the parties entered into a Participation Agreement dated May 1, 2004, as amended May 1, 2005, April 28, 2007 and May 14, 2012 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1. Schedule A of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule A of the Agreement.

2. Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC	Jefferson National Life Insurance Company

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Legg Mason Partners Variable Equity Trust Portfolios
ClearBridge Variable Series Portfolios Class I & II
Legg Mason BW Absolute Return Opportunities VIT Class I & II
Legg Mason Dynamic Multi-Strategy VIT Portfolio Class II

Legg Mason Partners Variable Income Trust Portfolios
Western Asset Variable Global High Yield Bond Portfolio Class I
Western Asset Variable Strategic Bond Portfolio Class I

Account(s)	Form #
Jefferson National Life Annuity Account C	22-4025 (Individual); 32-4000 (Group)
Jefferson National Life Annuity Account E	22-4047 (Achievement); 32-4002 (Educator)
Jefferson National Life Annuity Account F	22-4061
Jefferson National Life Annuity Account G	22-4056; JNL-2300, JNL-2300-1, JNL-2300-2, JNL-2300-3, and all variations of the policy series

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